UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 6, 2006

(Date of earliest event reported): April 3, 2006

DUKE ENERGY CORPORATION

(formerly Duke Energy Holding Corp.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Continuation of Current Compensation

On April 4, 2006, the Company’s Compensation Committee approved the continuation of the base salary levels, short-term incentive opportunities and long-term incentive opportunities, as were in effect immediately prior to the completion of the merger (the “Merger”) by and among the registrant, Duke Power LLC (formerly Duke Energy Corporation and referred to herein as “Duke Energy NC”) and Cinergy Corp. (“Cinergy”), for each of its executive officers other than James E. Rogers, including those of its named executive officers who are entitled to receive base salary, short-term incentives and long-term incentives, if any (i.e., Messrs. Fred J. Fowler, Jim W. Mogg, David L. Hauser and Dr. Ruth G. Shaw).

Amendment to Employment Agreement with Paul M. Anderson

On April 4, 2006, the Company entered into an amendment to the employment agreement of Mr. Paul M. Anderson to reflect the changes to Mr. Anderson’s employment status upon closing of the Merger and certain other matters. The amendment modifies the agreement to make it clear that Mr. Anderson will serve as Chairman of the Company rather than as Chairman and Chief Executive Officer. The amendment provides that in addition to his duties as Chairman, Mr. Anderson also generally will have responsibilities for analyzing potential strategic alternatives, including the separation of the Company’s gas and electric businesses.

Prior to its amendment, Mr. Anderson’s employment agreement provided that he would be granted a performance share award covering up to 120,000 shares of common stock for 2006. Mr. Anderson and the Company mutually agreed that, in light of the change in his role and responsibilities, his maximum performance share award for 2006 would be reduced to 70,000 shares. The vesting of a portion of Mr. Anderson’s performance shares (i.e., 30,000 shares) continues to be based 80% on the Company’s ongoing diluted earnings per share and 20% on previously-established strategic objectives, and the vesting of the remaining 40,000 performance shares will be based exclusively on strategic objectives that take into account the nature of Mr. Anderson’s new duties. Finally, the amendment provides that, effective June 1, 2006, Mr. Anderson will be required to pay for the cost of personal travel on Company aircraft in accordance with the Company’s standard rates and policies, and he will be responsible for the payment of any taxes on any imputed income.

The foregoing summary is qualified in its entirety by reference to the terms of the amendment, a copy of which is attached and incorporated herein by reference.

Employment Agreement with James E. Rogers

On April 4, 2006, the Company entered into a three-year employment agreement with Mr. James E. Rogers to provide for his employment as the Company’s Chief Executive Officer and President, effective as of the closing of the Merger on April 3, 2006. The agreement supersedes his employment agreement with Cinergy, except as described below.

Under the agreement, Mr. Rogers will not receive a base salary and will not be eligible to participate in cash bonus programs. Instead, he will be compensated substantially through the following equity awards. First, Mr. Rogers received an option to purchase 1,877,646 shares of the Company’s common stock at a per share exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant. The option vests ratably in annual installments over three years. Mr. Rogers generally will be prohibited from selling stock acquired pursuant to the option until April 3, 2009 (or, if earlier, until his termination of employment). Second, Mr. Rogers received a phantom stock award covering 258,180 shares of the Company’s common stock, one twelfth of which were vested upon grant and one-twelfth of which will vest each quarter thereafter. Finally, Mr. Rogers received a performance share award covering up to 322,800 shares of the Company’s common stock. The award will vest in three equal tranches dependent upon performance criteria established by the Board for each of 2006, 2007 and 2008. Any performance shares that do not vest will be forfeited. For 2006, the performance criteria are weighted 80% on the Company’s diluted earnings per share and 20% on individual performance goals that are substantially similar to the previously-established strategic objectives applicable to Mr. Anderson prior to the Merger. The equity awards will vest in full upon death or disability, and if Mr. Rogers’ employment terminates for any other reason before April 3, 2009, a pro-rata portion of each award will vest, and any vested option will remain exercisable for its full term of ten years, (or, in the event of a termination for cause, ninety days). The vested phantom stock units and performance shares will not be paid until April 3, 2009 (or, if earlier, upon termination of employment), and will earn fully vested and currently payable cash dividend equivalents while they remain outstanding but unpaid.

Mr. Rogers generally is not eligible to participate in the Company’s benefit plans, but he will be permitted to participate in the Company’s medical and dental plans if he pays the required premiums. Mr. Rogers is also entitled to certain fringe benefits (such as an annual physical and transitional financial planning). Mr. Rogers also remains entitled to benefits under legacy plans and agreements of Cinergy, but Mr. Rogers’ rights to such benefits will be unaffected - neither enhanced nor diminished - by his employment with the Company.

The Company desires to provide for Mr. Rogers’ security, and accordingly, whenever feasible, the Company will require Mr. Rogers to use Company aircraft for his business travel. However, Mr. Rogers is required to pay for the cost of any personal travel in accordance with the Company’s standard rates and policies, and he also will be responsible for the payment of any taxes on any related imputed income. If Mr. Rogers incurs ordinary and reasonable expenses associated with his spouse accompanying him on business travel, and/or such travel is taxable to Mr. Rogers or his spouse, the Company will reimburse Mr. Rogers for those expenses and will make a tax gross-up payment to hold him harmless from such tax.

Upon his termination of employment by the Company without cause or by Mr. Rogers for good reason, as those terms are defined in the agreement, Mr. Rogers would be entitled (upon execution of a release of claims) to the severance benefits to which he would have been entitled under his prior employment agreement with Cinergy had his employment terminated immediately following the closing of the Merger (but in the case of any such termination of employment more than two years after the closing of the Merger, as if the Merger had not occurred). Generally this would entitle Mr. Rogers to cash severance equal to three times the sum of his salary and bonus, determined by reference to his employment at Cinergy Corp., together with certain other benefits (such as continued welfare benefits). Moreover, if any payment made to Mr. Rogers is subject to the “golden parachute” excise tax imposed under the Internal Revenue Code, the Company will make a tax gross-up payment to Mr. Rogers to hold him harmless from the effect of such excise tax.

The foregoing summary is qualified in its entirety by reference to the terms of the agreement, a copy of which is attached and incorporated herein by reference.

Retention Awards

On April 4, 2006, the Company granted retention awards to several of its executive officers, including Mr. David L. Hauser and Dr. Ruth G. Shaw. Pursuant to these awards, Mr. Hauser will receive $1,000,000 and Dr. Shaw will receive $900,000 if they remain employed with the Company for a period of two years, or upon an earlier death or disability, or, in the event of a “change in control” of the Company, upon a voluntary termination for “good reason” or an involuntary termination without “cause,” as each of those terms is defined in the retention award agreement. In addition, Dr. Shaw’s award provides that she will be entitled to a severance payment equal to two times the sum of her annual base salary and target short-term incentive opportunity if she terminates employment for any reason, other than involuntarily for “cause,” during the first quarter of 2007. In no event will Dr. Shaw be entitled to receive both retention and severance payments.

The foregoing summary is qualified in its entirety by reference to the terms of the retention awards, a copy of which are attached and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Departure and Appointment of Principal Officers

Effective April 3, 2006, in connection with the Merger, Jim W. Mogg, President and principal executive officer of the registrant prior to the Merger, became Advisor to the Chairman of Duke Energy and David L. Hauser, Chief Financial Officer and Controller of the registrant prior to the Merger, became Group Executive and Chief Financial Officer of the registrant; and Steven K. Young became Vice President and Controller of the registrant.

On April 3, 2006, pursuant to the terms of the Merger, James E. Rogers, 58, became the registrant’s President and Chief Executive Officer. From December 2000 to April 2006, Mr. Rogers was the Chairman and Chief Executive Officer of Cinergy Corp. Mr. Rogers previously served as Cinergy’s Vice Chairman, President and Chief Executive Officer from December 1995 to December 2000. The information set forth above under Item 1.01 regarding Mr. Rogers’ employment agreement is incorporated herein by reference.

Effective April 3, 2006, Mr. Hauser, 54, became Group Executive and Chief Financial Officer of Duke Energy. He was Chief Financial Officer of Duke Energy NC from March 2004 to April 2006 and served as Acting Chief Financial Officer from November 2003 to March 2004. He was named as a Group Vice President in January 2004. Prior to that, Mr. Hauser served as Senior Vice President and Treasurer of Duke Energy NC from June 1998 to November 2003 and Senior Vice President, Global Asset Development at Duke Energy NC from 1997 to June 1998. Also effective April 3, 2006, Mr. Young, 47, became Vice President and Controller of Duke Energy. He was Vice President and Controller of Duke Energy NC from June 2005 until April 2006. Mr. Young previously served in the following positions for Duke Energy NC’s regulated electric utility business: Group Vice President and Chief Financial Officer from March 2004 to June 2005, Senior Vice President and Chief Financial Officer from February 2003 to March 2004, and Vice President of Rates and Regulatory Affairs from April 1998 to February 2003.

Duke Energy does not have any form of employment agreement with Messrs. Hauser or Young, either written or oral, that guarantees salaries, salary increases, bonuses or benefits. Each of Mr. Hauser and Mr. Young is party to a change-in-control agreement that was entered into with Duke Energy NC dated July 1, 2005 (and effective August 18, 2005). Each agreement has an initial term of two years, after which time the agreement automatically extends from the first date of each month for one additional month. The principal terms and conditions of the change-in-control agreement, which are identical for Mr. Hauser and Mr. Young, are described below.

Each change-in-control agreement provides for payments and benefits to the executive in the event of termination of employment within two years after a “change in control” by Duke Energy without “cause” or by the executive for “good reason” (each such term as defined in the agreement) as follows: (1) a lump-sum cash payment equal to a pro-rata amount of the executive’s target bonus for the year in which the termination occurs; (2) a lump-sum cash payment equal to two times the sum of the executive’s annual base salary and target annual bonus opportunity in effect immediately prior to termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting “good reason”; (3) continued medical, dental and basic life insurance coverage for a two-year period following termination or, alternatively, a lump-sum cash payment equal to the aggregate cost of such coverage based on the premium costs of such coverage for former employees under COBRA, or the anticipated cost for such coverage for internal accounting purposes; (4) a lump-sum cash payment representing the present value of the amount the registrant would have allocated or contributed to the executive’s defined benefit pension plan and defined contribution savings plan accounts during the two years following the termination date, plus the unvested portion, if any, of the executive’s accounts as of the date of termination that would have vested during such two year period; and (5) continued vesting of long-term incentive awards, including awards of stock options but excluding awards of restricted stock, held but not vested or exercisable on the termination date, in accordance with their terms for two years following the termination date, with any options or similar rights thereafter remaining exercisable for 90 days, if their terms have not expired. If the executive would have become eligible for normal retirement at age sixty-five within the two-year period following termination, the two times multiple or two year period mentioned above will be reduced to the period from the termination date to the executive’s normal retirement date. The executive is also entitled to reimbursement of up to $50,000 for the cost of certain legal fees incurred by him in connection with claims under the agreements. In the event that any of the payments or benefits provided for in the change-in-control agreement otherwise would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code), the executive would be entitled to elect to reduce such payments or benefits to the maximum level that would not result in excise tax under Section 4999 of the Internal Revenue Code. In the event the executive becomes entitled to payments and benefits under the change-in-control agreement, he would be subject to a one-year noncompetition and nonsolicitation provision from the date of termination, in addition to certain confidentiality and cooperation provisions. “Change-in-control” does not include (1) any transactions contemplated by the Merger, or (2) the disposition of all or substantially all of the assets of Duke Energy or a complete liquidation or dissolution of the Duke Energy approved by the shareholders that in either case results from the separation of Duke Energy’s gas and electric businesses.

There are no arrangements or understandings between Mr. Rogers, Mr. Hauser or Mr. Young and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Rogers, Mr. Hauser or Mr. Young and any executive officer or director of the registrant.

In 2005, Mr. Benjamin C. Rogers, the son of the registrant’s President and Chief Executive Officer, was an employee of Cinergy Services, Inc., a subsidiary of the registrant, and received an aggregate of approximately $181,842 in base salary and bonus.

Appointment of Directors

On April 3, 2006, the following individuals became the directors of the registrant, all of whom were former directors of either Duke Energy NC or Cinergy: Paul M. Anderson, Roger Agnelli, William Barnet III, G. Alex Bernhardt Sr., Michael G. Browning, Phillip R. Cox, William T. Esrey, Ann Maynard Gray, James H. Hance Jr., Dennis R. Hendrix, Michael E.J. Phelps, James T. Rhodes, James E. Rogers, Mary L. Schapiro and Dudley S. Taft.

The composition of the Board’s committees is as follows:

•	Finance & Risk Management: Phelps, chair; Agnelli; Gray; Hance; Hendrix

•	Audit: Cox, chair; Barnet; Bernhardt; Esrey; Rhodes; Schapiro

•	Corporate Governance: Gray, chair; Browning; Esrey; Hendrix; Phelps; Schapiro

•	Compensation: Hance, chair; Agnelli; Gray; Hendrix; Taft

•	Nuclear Oversight: Rhodes chair; Barnet; Bernhardt; Browning; Taft

There are no arrangements or understandings between any director and any other person pursuant to which the director was selected as a director.

Item 9.01. Financial Statements and Exhibits.

9.01(d) Exhibits.

Exhibits.

Exhibit 10.1	Employment Agreement between Duke Energy Corporation and James E. Rogers, dated April 4, 2006

Exhibit 10.2	Performance Award Agreement between Duke Energy Corporation and James E. Rogers, dated April 4, 2006

Exhibit 10.3	Phantom Stock Grant Agreement between Duke Energy Corporation and James E. Rogers, dated April 4, 2006

Exhibit 10.4	Stock Option Grant Agreement between Duke Energy Corporation and James E. Rogers, dated April 4, 2006

Exhibit 10.5	Second Amendment to Employment Agreement, dated as of April 4, 2006, by and among Paul M. Anderson, Duke Energy Holding Corp. (subsequently renamed Duke Energy Corporation) and Duke Energy Corporation (subsequently renamed Duke Power LLC)

Exhibit 10.6	Retention Award Agreement between Duke Energy Corporation and David L. Hauser, dated April 4, 2006

Exhibit 10.7	Severance and Retention Agreement between Duke Energy Corporation and Ruth Shaw, dated April 4, 2006

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: April 6, 2006	By:	/s/ Marc E. Manly
	Name:	Marc E. Manly
	Title:	Group Executive and
Chief Legal Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement between Duke Energy Corporation and James E. Rogers, dated April 4, 2006

10.2	Performance Award Agreement between Duke Energy Corporation and James E. Rogers, dated April 4, 2006

10.3	Phantom Stock Grant Agreement between Duke Energy Corporation and James E. Rogers, dated April 4, 2006

10.4	Stock Option Grant Agreement between Duke Energy Corporation and James E. Rogers, dated April 4, 2006

10.5	Second Amendment to Employment Agreement, dated as of April 4, 2006, by and among Paul M. Anderson, Duke Energy Holding Corp. (subsequently renamed Duke Energy Corporation) and Duke Energy Corporation (subsequently renamed Duke Power LLC)

10.6	Retention Award Agreement between Duke Energy Corporation and David L. Hauser, dated April 4, 2006

10.7	Severance and Retention Agreement between Duke Energy Corporation and Ruth Shaw, dated April 4, 2006